Exhibit 99.1

4Front Ventures to Report Second Quarter 2024 Financial Results on August 14, 2024

PHOENIX, Aug. 7, 2024 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated multi-state cannabis operator and retailer, will report its financial and operating results for the first quarter ended June 30, 2024, on Wednesday, August 14, 2024, after market close. The Company will host a conference call to discuss the results and provide an update on current business trends on August 14, 2024, at 5:00 p.m. Eastern Time.

Conference Call Details

Date:	Wednesday August 14, 2024
Time:	5:00 p.m. Eastern Time
Webcast:	Register
Dial-in:	1-888-510-2154 (North America Toll-Free)

The conference call will be available for replay by phone until 28 August 2024, at 1-888-660-6345, replay code: 73042#. Additionally, the webcast will be archived for approximately 90 days following the call and can be accessed via 4Front's Investor Relations website. For assistance, please contact IR@4FrontVentures.com.

 About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator with operations in Illinois and Massachusetts and facilities in Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit 4frontventures.com.

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SOURCE 4Front Ventures Corp.

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/August2024/07/c9006.html

%CIK: 0001783875

For further information: 4Front Investor Contacts: Andrew Thut, Chief Executive Officer, IR@4frontventures.com, 602-428-5337

CO: 4Front Ventures Corp.

CNW 07:00e 07-AUG-24